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                                                                   EXHIBIT 23.3

                        CONSENT OF PERMAN & GREEN, LLP

  We hereby consent to the reference to our firm wherever it appears in this Registration Statement, including the prospectus constituting a part hereof and any amendments hereto.

                                          PERMAN & GREEN, LLP

                                              /s/ Clarence A. Green
                                          By: _________________________________
                                            Clarence A. Green,duly authorized

Fairfield, Connecticut
August 26, 1997